UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2004

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA		92056 (Zip Code)
(Address of principal executive offices)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT and CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Credit Agreement

SeraCare Life Sciences, Inc. (the “Company”) has entered into a four-year $25 million Revolving/Term Credit and Security Agreement, dated as of September 14, 2004, with the lenders named therein, Brown Brothers Harriman & Co. as the Collateral Agent and Union Bank of California, N.A. (“UBOC”) as the Administrative Agent (the “Credit Agreement”), pursuant to which a $15 million term loan facility (the “Term Loan Facility”) and a $10 million revolving loan facility (“Revolving Loan Facility”) were made available to the Company. Obligations under the Credit Agreement are secured by substantially all the assets of the Company. On September 14, 2004, the Company used the proceeds of $21 million of term loans and revolving loans under the Credit Agreement to fund a portion of the purchase price for its previously announced acquisition of substantially all of the assets of the BBI Diagnostics and BBI Biotech Research Laboratories, Inc. (“BBI Biotech”) divisions of Boston Biomedica, Inc. (“BBI”) (the “BBI Acquisition”) and to repay amounts outstanding under an existing credit agreement, which was terminated. The Revolving Loan Facility, which may be used for working capital and other general corporate purposes, is governed by a borrowing base equal to 80% (or, in one case, 60%) of eligible accounts receivable and the lesser of $7,500,000 and 30% of eligible inventory. At September 14, 2004, the borrowing base exceeded the aggregate $10,000,000 Revolving Loan Facility commitment. On September 15, 2004, the Company borrowed an additional $2.5 million under the Revolving Loan Facility for working capital purposes.

Until September 14, 2005, the loans bear interest at fluctuating rates equal to 3.25% over LIBOR and 1.25% over the prime rate of UBOC (as selected by the Company), which rates may thereafter decrease to as low as 2.25% over LIBOR and .25% over UBOC’s prime rate, depending on a ratio tied to the Company’s total indebtedness. Interest is payable at the end of each LIBOR interest period (but no less frequently than every three months), as selected by the Company, or, in the case of a prime rate loan, monthly. The Credit Agreement requires equal quarterly repayments of principal under the Term Loan Facility commencing December 31, 2004, with the final payment due on September 14, 2008. Amounts under the Term Loan Facility may be prepaid at any time without a prepayment fee, but may not be reborrowed. Amounts under the Revolving Loan Facility may be repaid and reborrowed until September 14, 2008. Mandatory prepayments of the Term Loan Facility and the Revolving Loan Facility are required upon the occurrence of certain events, such as certain asset sales or receipt of certain insurance proceeds or condemnation awards.

The Credit Agreement contains standard representations, covenants and events of default for facilities of this type. Occurrence of an event of default allows the lenders to accelerate the payment of the loans and/or terminate the commitments to lend, in addition to the exercise of other legal remedies, including foreclosing on collateral.

The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.

Subordinated Note Agreement

The Company has also entered into a four-and-one-half-year $4 million Subordinated Note Agreement, dated as of September 14, 2004, with the noteholders named therein and with David Barrett Inc. as administrative agent for the noteholders (the “Note Agreement”). Two of the three noteholders (Barry Plost and Dr. Bernard Kasten) are members of the board of directors of the Company, and the administrative agent is a corporation controlled by Mr. Plost. The Company issued $4 million in notes (“Subordinated Notes”) under the Note Agreement to fund a portion of the purchase price for the BBI Acquisition. Until September 15, 2006, the Subordinated Notes bear interest at a rate equal to 14% per annum, increasing thereafter to 16% per annum. Interest is payable monthly in cash, except that any amount in excess of 14% per annum shall be paid in kind, unless payment in cash is permitted under the Credit Agreement and the Company elects to pay such amount in cash. The Subordinated Notes are due on March 15, 2009, and have no scheduled prepayments or sinking fund requirements. The Subordinated Notes may be repaid at any time prior to March 15, 2005 in an amount equal to the principal thereof plus accrued interest. At any time after March 15, 2005 until and including March 15, 2008, the Subordinated Notes may be prepaid only with the payment of a fee equal to 3% (initially) of the amount to be repaid, declining each year by 1%. Mandatory prepayment of the Subordinated Notes is required upon a change of control in an amount equal to 101% of the principal thereof, plus accrued interest.

The Subordinated Notes are secured by substantially all the assets of the Company, second in priority to the lien securing obligations under the Credit Agreement, and are subordinated in right of payment to obligations under the Credit Agreement.

The Note Agreement contains standard representations, covenants and events of default for facilities of this type. Occurrence of an event of default allows the holders to accelerate payment of the Subordinated Notes, in addition to the exercise of other legal remedies, including foreclosing on collateral, subject to the provisions of the subordination agreement with the lenders under the Credit Agreement.

The Note Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.

Assumption and Modification Agreement

Pursuant to the BBI Acquisition, the Company entered into an Assumption and Modification Agreement, dated as of September 14, 2004 (the “Assumption Agreement”), with Commerce Bank & Trust Company (“Commerce Bank”), pursuant to which the Company assumed certain of BBI’s obligations under the loan documents referenced therein (the “Loan Documents”). The obligations assumed by the Company include a promissory note (the “Note”) with an outstanding principal balance of approximately $2.3 million. The Note is secured by a mortgage on the real property located at 375 West Street, West Bridgewater, Massachusetts (the “Real Property”), which was acquired by the Company pursuant to the BBI Acquisition. The Company also entered into a Guaranty (the “Guaranty”) in favor of Commerce Bank, to secure its obligations under the Loan Documents. The outstanding principal balance under the Note bears interest at a rate per annum of 9.75% until February 25, 2005, at which time the rate per annum will adjust to a rate equal to three-quarters of one percent (0.75%) in excess of Commerce Bank’s published corporate base rate. Payments of principal and interest are payable under the Note monthly in an amount calculated to achieve repayment of the Note in equal monthly payments over a 16 year period. The unpaid principal and interest under the Note is due and payable in full on
August 31, 2009, although the Note may be prepaid in whole or part, at any time, without penalty. The outstanding principal balance under the Note, together with all unpaid interest, may be accelerated and become immediately due and payable following a default under the Note or the loan agreement (and the expiration of applicable cure periods) or if the Real Property is transferred by the Company to a third party without Commerce Bank’s consent.

The Assumption Agreement, the Guaranty and certain of the Loan Documents are attached hereto as exhibits and are incorporated by reference herein. The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to the attached exhibits.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 15, 2004, the Company announced that effective as of September 14, 2004, and pursuant to the terms of a previously disclosed Asset Purchase Agreement, dated as of April 16, 2004, among the Company, BBI and BBI Biotech, it has closed the BBI Acquisition for approximately $30 million in cash plus the assumption of certain liabilities. The purchase price for the BBI Acquisition is subject to certain adjustments based on a final determination of net assets at the closing.

The BBI Assets consist primarily of inventory, receivables, equipment and intellectual property, and also include the building and real property located at 375 West Street, West Bridgewater, Massachusetts.

The Company funded the BBI Acquisition through a combination of the following: (1) $21 million in borrowings under the Credit Agreement, (2) $4 million in borrowings under the Note Agreement, (3) $8.16 million in gross proceeds from the closing of the Company’s previously announced private placement of 800,000 shares (the “Shares”) of its common stock (the “Private Placement”) and (4) its working capital.

On September 15, 2004, the Company issued the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The Company closed the Private Placement on September 14, 2004. The Shares were issued to certain accredited investors pursuant to an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended. The Company used all of the proceeds from the Private Placement to fund a portion of the purchase price for the BBI Acquisition. First Equity Capital Securities, Inc. acted as placement agent in the Private Placement and received a cash commission of $489,600 and 28,000 shares of the Company’s common stock in consideration for its services.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not included herein. Therefore, in accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than November 29, 2004.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K are not included herein. Therefore, in accordance with Item 9.01(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than November 29, 2004.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2004	SERACARE LIFE SCIENCES, INC.

/S/ TIM T. HART
Tim T. Hart, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*†	Revolving/Term Credit and Security Agreement, dated as of September 14, 2004, among SeraCare Life Sciences, Inc., the lenders named therein, Union Bank of California, N.A. as the Administrative Agent and Brown Brothers Harriman & Co. as the Collateral Agent, excluding the exhibits and schedules thereto, except for the forms of note issued thereunder.

10.2	Subordinated Note Agreement, dated as of September 14, 2004, among SeraCare Life Sciences, Inc., the noteholders named therein and David Barrett Inc. as administrative agent for the noteholders, including the form of note issued thereunder.

10.3	Assumption and Modification Agreement, dated as of September 14, 2004, between SeraCare Life Sciences, Inc. and Commerce Bank & Trust Company.

10.4	Guaranty, dated as of September 14, 2004, made by SeraCare Life Sciences, Inc. in favor of Commerce Bank & Trust Company.

10.5**	Loan Agreement, dated March 31, 2000, between Boston Biomedica, Inc. and Commerce Bank & Trust Company.

10.6**	Allonge to Loan Agreement, dated August 15, 2002, between Boston Biomedica, Inc. and Commerce Bank & Trust Company.

10.7**	Agreement, dated March 27, 2003, between Boston Biomedica, Inc. and Commerce Bank & Trust Company.

10.8**	$2,900,000 Note, dated March 31, 2000, issued by Boston Biomedica, Inc. and payable to the order of Commerce Bank & Trust Company.

10.9**	Mortgage and Security Agreement, dated March 31, 2000, granted by Boston Biomedica, Inc. to Commerce Bank & Trust Company.

10.10	Asset Purchase Agreement, dated April 16, 2004, by and among SeraCare Life Sciences, Inc., Boston Biomedica, Inc. and BBI Biotech Research Laboratories, Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed with the Securities and Exchange Commission on April 16, 2004).

10.11	Form of Subscription Agreement between SeraCare Life Sciences, Inc. and the purchasers named on the list of purchasers attached thereto (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission on July 9, 2004).

10.12	Form of Registration Rights Agreement between SeraCare Life Sciences, Inc. and the purchasers named on the list of purchasers attached thereto (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission on July 9, 2004).

99.1	Text of press release of SeraCare Life Sciences, Inc., issued September 15, 2004.

* The exhibits and schedules to this agreement have not been included herewith, but will be furnished supplementally to the Securities and Exchange Commission upon request.

** In accordance with the terms of the Assumption and Modification Agreement, dated as of September 14, 2004, between the Company and Commerce Bank & Trust Company, the Company has agreed to assume certain of the obligations of Boston Biomedica, Inc. under this agreement.

† Confidential treatment has been requested for a portion of this agreement.